                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


    AMENDMENT NO. 1 TO CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) October 1, 1999


                      ONESOURCE INFORMATION SERVICES, INC.
               --------------------------------------------------

               (Exact Name of Registrant as Specified in Charter)

           Delaware                  000-25849                  04-3204522
----------------------------       -------------            -------------------
(State or Other Jurisdiction       (File Number)              (IRS Employer
     of Incorporation)                                      Identification No.)


            300 Baker Avenue                            150 CambridgePark Drive
           Concord, MA 01742                              Cambridge, MA 02140
(Address of Principal Executive Offices)                   (Former Address)


                                 (978) 318-4300
              (Registrant's telephone number, including area code)

The undersigned registrant hereby amends Item 7, of its current report on form 8-K dated October 1, 1999 to read in its entirety as follows:


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)    FINANCIAL STATEMENTS OF CORPORATE TECHNOLOGY INFORMATION SERVICES, INC.

       The following financial statements required by Item 7 with respect to the registrant's acquisition of Corporate Technology Information Services, Inc. are filed as part of this report:

       Report of independent accountants

       Balance sheet as of March 31, 1999 and September 30, 1999 (unaudited)

       Statement of operations for the year ended March 31, 1999 and for the six months ended September 30, 1998 and 1999 (unaudited)

       Statement of stockholders' deficit for the year ended March 31, 1999 and for the six months ended September 30, 1999 (unaudited)

       Statement of cash flow for the year ended March 31, 1999 and for the six months ended September 30, 1998 and 1999 (unaudited)

       Notes to financial statements

(b)    PRO FORMA FINANCIAL INFORMATION

       The following pro forma financial information of OneSource Information Services, Inc. required by Item 7 with respect to the Registrant's acquisition of Corporate Technology Information Services, Inc.

       Pro forma condensed balance sheet as of September 30, 1999 (unaudited)

       Pro forma condensed statement of operations for the year ended December 31, 1998 (unaudited)

       Pro forma condensed statement of operations for the nine months ended September 30, 1999 (unaudited)

       Notes to pro forma condensed financial statements

(c)    EXHIBITS

       2.1* Agreement and plan of merger among OneSource Information Services, Inc. and Corporate Technology Information Services, Inc. dated September 8, 1999.

       2.2* Escrow Agreement dated September 8, 1999 by and among the Registrant, Corporate Technology Information Services, Inc., Andrew Campbell and Citizens Bank of Massachusetts.

       23.1   Consent of PricewaterhouseCoopers LLP

       27.1   Financial Data Schedule

       99.1*  Press release of registrant dated September 9, 1999.

       99.2*  Press release of registrant dated October 1, 1999.

      * previously filed

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Corporate Technology Information Services, Inc.

In our opinion, the accompanying balance sheet as of March 31, 1999 and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Corporate Technology Information Services, Inc. ("CTI") at March 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of CTI's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP

October 22, 1999
Boston, Massachusetts

CORPORATE TECHNOLOGY INFORMATION SERVICES, INC.
BALANCE SHEET
--------------------------------------------------------------------------------

                                                                SEPTEMBER 30,     MARCH 31,
                                                                    1999           1999
                                                                ------------     ----------
                                                                 (UNAUDITED)

ASSETS
Current assets:
   Cash and cash equivalents                                     $   45,683     $    15,086
   Accounts receivable, net of allowance for
      doubtful accounts of $69,000 and $51,000 at
      September 30, 1999 (unaudited) and March 31,
      1999, respectively                                            562,017         840,620
   Inventory                                                         43,257          65,783
   Prepaid expenses and other current assets                         50,436          70,659
                                                                 ----------     -----------
         Total current assets                                       701,393         992,148
Property and equipment, net                                         326,170         342,339
                                                                 ----------     -----------
         Total assets                                            $1,027,563     $ 1,334,487
                                                                 ==========     ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Current portion of capital lease obligations
      and long-term debt                                         $   75,360     $    68,518
   Notes payable to stockholders                                         --         145,000
   Loan payable to vendor                                                --         111,082
   Line of credit                                                   341,500              --
   Accounts payable and accrued expenses                            218,773         761,397
   Deferred revenue                                               1,727,569       1,799,700
                                                                 ----------     -----------
         Total current liabilities                                2,363,202       2,885,697
Capital lease obligations and long-term debt,
   net of current portion                                           100,603         137,153
                                                                 ----------     -----------
         Total liabilities                                        2,463,805       3,022,850
                                                                 ----------     -----------
Commitments (Note 9)                                                     --              --

Stockholders' deficit:
   Common stock, $0.01 par value; 3,500,000 shares
      authorized; 2,813,493 and 2,697,772 shares
      issued and outstanding at September 30, 1999
      (unaudited) and March 31, 1999, respectively                   28,135          26,978
   Additional paid-in capital                                     2,241,969       1,949,935
   Accumulated deficit                                           (3,706,346)     (3,665,276)
                                                                 ----------     -----------
         Total stockholders' deficit                             (1,436,242)     (1,688,363)
                                                                 ----------     -----------
         Total liabilities and stockholders' deficit             $1,027,563     $ 1,334,487
                                                                 ==========     ===========



   The accompanying notes are an integral part of these financial statements.

CORPORATE TECHNOLOGY INFORMATION SERVICES, INC.
STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                        SIX MONTHS ENDED
                                                          SEPTEMBER 30,          YEAR ENDED
                                                    ------------------------      MARCH 31,
                                                       1999          1998           1999
                                                    ----------    ----------     ----------
                                                           (unaudited)

Revenues                                            $2,463,736    $2,109,416     $5,162,392
Cost of revenues                                       407,526       519,748      1,000,365
                                                    ----------    ----------     ----------
Gross profit                                         2,056,210     1,589,668      4,162,027
Selling, general and administrative expenses         2,049,735     1,816,581      4,234,398
                                                    ----------    ----------     ----------
Income (loss) from operations                            6,475       226,913        (72,371)
Interest expense                                        46,845        62,899        127,420
                                                    ----------    ----------     ----------
Loss before provision for income taxes                 (40,370)     (289,812)      (199,791)
Provision for income taxes                                 700         4,500          9,840
                                                    ----------    ----------     ----------
Net loss                                            $  (41,070)   $ (294,312)    $ (209,631)
                                                    ==========    ==========     ==========





   The accompanying notes are an integral part of these financial statements.

CORPORATE TECHNOLOGY INFORMATION SERVICES, INC.
STATEMENT OF STOCKHOLDERS' DEFICIT
--------------------------------------------------------------------------------


                                                           COMMON STOCK        ADDITIONAL                     TOTAL
                                                       --------------------     PAID-IN      ACCUMULATED    STOCKHOLDERS'
                                                        SHARES    PAR VALUE     CAPITAL        DEFICIT        DEFICIT
                                                       ---------  ---------    ----------    -----------    -----------

Balance, March 31, 1998                                2,697,772    $26,978    $1,648,639    $(3,455,645)   $(1,780,028)
Compensation expense associated with equity awards            --         --       301,296             --        301,296
Net loss                                                      --         --            --       (209,631)      (209,631)
                                                       ---------  ---------    ----------    -----------    -----------
Balance, March 31, 1999                                2,697,772     26,978     1,949,935     (3,665,276)    (1,688,363)
Issuance of common stock pursuant to conversion of
    stockholders' notes (unaudited)                      115,721      1,157       192,101             --        193,258
Compensation expense associated with equity
     awards (unaudited)                                       --         --        99,933             --         99,933
Net loss (unaudited)                                          --         --            --        (41,070)       (41,070)
                                                       ---------  ---------    ----------    -----------    -----------
Balance, September 30, 1999 (unaudited)                2,813,493    $28,135    $2,241,969    $(3,706,346)   $(1,436,242)
                                                       =========    =======    ==========    ===========    ===========











   The accompanying notes are an integral part of these financial statements.

CORPORATE TECHNOLOGY INFORMATION SERVICES, INC.
STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                  SIX MONTHS ENDED
                                                                    SEPTEMBER 30,        YEAR ENDED
                                                                ---------------------     MARCH 31,
                                                                  1999        1998          1999
                                                                ---------   ---------    ----------
                                                                     (unaudited)

Cash flows relating to operating activities:
   Net loss                                                     $ (41,070)  $(294,312)    $(209,631)
   Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
       Depreciation and amortization                               48,356      47,672        97,222
       Compensation expense associated with equity awards          99,933     155,218       301,296
       Changes in assets and liabilities:
          Accounts receivable                                     278,603     158,295       (36,322)
          Inventory                                                22,526      39,650        23,277
          Prepaid expenses and other current assets                20,223     (14,579)      (31,442)
          Deposits                                                     --       4,061         3,770
          Accounts payable                                       (103,492)     17,015        (3,507)
          Accrued expenses and accrued compensation              (390,874)      2,961       256,218
          Deferred revenue                                        (72,131)     57,123       323,152
                                                                ---------   ---------     ---------
Net cash provided by (used in) operating activities              (137,926)    173,104       724,033
                                                                ---------   ---------     ---------
Cash flows relating to investing activities:
   Purchases of property and equipment                            (32,187)    (11,115)      (17,857)
                                                                ---------   ---------     ---------
Cash flows relating to financing activities:
   Net (payments) borrowings on line of credit                    341,500    (200,000)     (410,000)
   Borrowings of long-term debt                                        --          --       200,000
   Payments of long-term debt                                      (3,334)    (49,232)     (525,000)
   Borrowings under loan payable to vendor                             --          --       111,082
   Payments of loan payable to vendor                            (111,082)         --      (139,231)
   Payments of capital lease obligations                          (26,374)    (26,889)      (52,361)
                                                                ---------   ---------     ---------
Net cash used by financing activities                             200,710    (276,121)     (815,510)
                                                                ---------   ---------     ---------
Increase (decrease) in cash and cash equivalents                   30,597    (114,132)     (109,334)
Cash and cash equivalents, beginning of period                     15,086     124,420       124,420
                                                                ---------   ---------     ---------
Cash and cash equivalents, end of period                        $  45,683   $  10,288     $  15,086
                                                                =========   =========     =========
Supplemental disclosures of cash flow information:
   Cash paid for interest                                       $  74,203   $  69,654     $ 102,329

   Cash paid for taxes                                          $   1,388   $   9,000     $  15,239

Supplemental disclosures of noncash investing
  and financing activities:
   Property and equipment acquired under capital
     lease obligations                                          $      --   $  39,262     $  47,738
   Conversion of notes payable to stockholders and
     accrued interest into common stock                         $ 193,258   $      --     $      --






   The accompanying notes are an integral part of these financial statements.

CORPORATE TECHNOLOGY INFORMATION SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.   NATURE OF BUSINESS

     Corporate Technology Information Services, Inc. ("CTI") researches technology companies and publishes detailed information in print directories and on CD-ROM. These products are marketed primarily to corporations, government agencies and universities worldwide. CTI sells its products through a direct sales force located throughout the United States and manages its business as a single segment.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS
     All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

     REVENUE RECOGNITION
     CTI's CD-ROM products are sold on a subscription basis pursuant to customer contracts that span varying periods of time but generally are for a period of one year. In accordance with its customer agreements, CTI initially records receivables and defers the related revenue at the time amounts are billed to customers. Revenues are recognized ratably over the related subscription period.

     CTI also produces print directories on an annual basis. The related revenue is recognized upon shipment, provided that fees are fixed and determinable and collection of the related receivable is probable.

     INVENTORY
     Inventory consists of the printing cost of directories and electronic media. Inventory is stated at the lower of cost or market, cost being determined using the first-in, first-out method.

     PROPERTY AND EQUIPMENT
     Property and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Major renewals and betterments are capitalized and repairs and maintenance are charged to expense in the period incurred. Equipment held under capital leases is stated at the fair value of the equipment at inception of the leases and is amortized on the straight-line method over the term of the leases.

     ADVERTISING AND MARKETING COSTS
     Advertising and marketing costs are expensed when incurred. Advertising expense was $100,954 for the year ended March 31, 1999.

     CONCENTRATION OF CREDIT RISK
     Financial instruments which potentially expose CTI to a concentration of credit risk include cash and cash equivalents and accounts receivable. CTI maintains cash in excess of federally insured deposits at a financial institution from time to time. CTI does not believe that such deposits are subject to any unusual credit risk beyond the normal credit risk associated with operating its business. Credit risk with respect to accounts receivable is limited due to the large number of customers comprising CTI's client base. CTI maintains reserves for potential credit losses and such losses, in the aggregate, have not historically exceeded management's expectations.

CORPORATE TECHNOLOGY INFORMATION SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     ACCOUNTING FOR STOCK-BASED COMPENSATION
     CTI accounts for stock-based compensation to employees in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations. CTI follows the disclosure requirements of Statement of Financial Accounting Standards ("SFAS")No. 123, "Accounting for Stock-Based Compensation."

     UNAUDITED INTERIM FINANCIAL STATEMENTS
     Data and information as of September 30, 1999 and for the six months ended September 30, 1998 and 1999 is unaudited. In the opinion of CTI's management, the September 30, 1998 and 1999 unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair representation of the financial position and results of operations for those periods. The results of operations for the six-month period ended September 30, 1999 are not necessarily indicative of the results of operations for the year ended March 31, 2000.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.   PROPERTY AND EQUIPMENT

     Property and equipment, net, as of March 31, 1999 consisted of the following:

                                                        USEFUL LIFE
                                                        (IN YEARS)
                                                        -----------

     Computer equipment                                      5         $410,706
     Software                                                5           77,327
     Office furniture and equipment                        5-7          125,300
     Equipment under capital lease                           5          246,694
     Leasehold improvements                                  5           51,088
                                                                       --------
                                                                        911,115
     Less: accumulated depreciation and amortization                    568,776
                                                                       --------
                                                                       $342,339
                                                                       ========


Depreciation and amortization expense relating to fixed assets was $97,222 for the year ended March 31, 1999, of which $39,380 related to amortization of assets held under capital leases. Accumulated amortization of equipment held under capital leases was $82,780 at March 31, 1999.

CORPORATE TECHNOLOGY INFORMATION SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.   BORROWINGS

     LINE OF CREDIT
     CTI has a line of credit agreement with a bank which permits borrowings up to $500,000. Borrowings are secured by all business assets of CTI and are guaranteed by a principal stockholder. Any borrowings under the line of credit are due on demand and bear interest at the bank's prime rate plus 1.5%. There were no borrowings outstanding at March 31, 1999 and $341,500 was outstanding at September 30, 1999 (unaudited).

     NOTES PAYABLE TO STOCKHOLDERS
     CTI issued notes payable to stockholders and an entity controlled by a stockholder in November 1997. The convertible subordinated notes bear interest at 18% and are due in November 1999. The notes, including accrued interest, may be converted into common stock in whole or in part at any time under terms in the agreement at an option price of $1.67 per share. CTI recorded related interest expense of $26,100 for the year ended March 31, 1999. In June 1999, the notes plus accrued interest of $48,258 were converted into 115,721 shares of common stock.

     LOAN PAYABLE TO VENDOR
     CTI has two loans payable to its principal vendor for printing services to finance its annual directory printing costs. The loans are payable in principal only in six monthly installments of $29,548 through July 1999. Interest is due on the notes monthly at the bank's prime rate plus 2% (10.25% at March 31, 1999). CTI repaid the loan in full at September 30, 1999.

     LONG-TERM DEBT
     CTI has a term loan with a bank secured by all business assets of CTI and guaranteed by a principal stockholder. The loan is payable interest only through August 1999 at the bank's prime rate plus 1.5% (9.25% at March 31, 1999). Thereafter, principal will be repaid at $1,667 per month with the remaining outstanding balance due in September 2000. In connection with this loan, CTI issued a warrant exercisable at $1.67 per share for up to 30,000 shares of CTI's common stock. The value ascribed to these warrants was insignificant.

     Future maturities of long-term debt as of March 31, 1999 were as follows:

     Fiscal year ended March 31,
     2000                                       $ 11,667
     2001                                         88,333
                                                --------
                                                $100,000
                                                ========

CORPORATE TECHNOLOGY INFORMATION SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     CAPITAL LEASE OBLIGATIONS
     CTI leases certain equipment under capital lease obligations which expire through February 2002. Future minimum lease payments under capital lease obligations as of March 31, 1999 were as follows:

     Fiscal year ended March 31,
     2000                                                         $ 69,939
     2001                                                           43,330
     2002                                                           10,007
                                                                  --------
                                                                   123,276
     Less imputed interest                                          17,605
                                                                  --------
     Present value of minimum lease payments                      $105,671
                                                                  ========

5.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses as of March 31, 1999 consisted of the following:

     Accounts payable                                             $103,492
     Accrued compensation                                          460,482
     Other accrued expenses                                        197,423
                                                                  --------
                                                                  $761,397
                                                                  ========

6.   STOCK PLANS

     CTI adopted a Non-Qualified Stock Option Plan in 1997 ("1997 Plan"). Under the 1997 Plan, CTI may grant options to employees for up to 303,000 shares of its common stock. Options vest in accordance with operational goals and upon maintaining standards of professional behavior set by CTI, and are exercisable for $0.01 per share over a period ending the shorter of a) ten years after grant, b) CTI is purchased or c) CTI offers its shares to the public.

     Transactions under the 1997 Plan during the year ended March 31, 1999 are summarized below:

                                                                    WEIGHTED-
                                                       NUMBER OF     AVERAGE
                                                        SHARES    EXERCISE PRICE
                                                       ---------  --------------

     Outstanding - March 31, 1998                      246,266         $0.01
          Forfeited                                    (34,061)         0.01
                                                       -------
     Outstanding - March 31, 1999                      212,205          0.01
                                                       =======


CORPORATE TECHNOLOGY INFORMATION SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     As of March 31, 1999, 56,976 options were vested under the 1997 Plan at an option price of $0.01 per share and options outstanding had a weighted average remaining contractual life of eight years.

     Under APB No. 25, option awards under the 1997 Plan are variable as to the number of shares to be received. Accordingly, CTI recognizes compensation expense under the intrinsic method until the option awards vest. During the year ended March 31, 1999 and the six months ended September 30, 1999 (unaudited), CTI recorded compensation expense of $301,296 and $99,933 related to the unvested options outstanding under the 1997 Plan.

     As discussed in Note 2, CTI follows SFAS No. 123 through disclosure only. Had compensation cost for CTI's option plans been determined based on the fair value at the grant dates, as prescribed by SFAS No. 123, CTI's net loss would have been substantially the same for the year ended March 31, 1999.

     The fair value of each option award outstanding at March 31, 1999 is estimated using the minimum value method with the following assumptions: dividend yield of 0.0%; risk-free interest rate of 5.1%; and a weighted-average expected option term of eight years. Because additional option awards are expected to be made each year and options vest over several years, the above pro forma disclosures are not representative of pro forma effects of reported net income for future years.


7.   INCOME TAXES

     Because CTI has provided a valuation allowance for the full amount of its net deferred tax assets, CTI has no provision for deferred income taxes for the year ended March 31, 1999. The components of the provision for current income taxes for the year ended March 31, 1999 were as follows:

     Current:
        Federal                                                  $  8,840
        State                                                       1,000
                                                                 --------
                                                                 $  9,840
                                                                 ========

     The income tax provision for the year ended March 31, 1999 differs from the U.S. federal statutory tax rate of 34% as a result of the following items:

     Income tax benefit at U.S. federal statutory tax rate       $(68,516)
     State taxes, net of federal benefit                              660
     Increase in valuation allowance                               79,418
     Other                                                         (1,722)
                                                                 --------
     Provision for income taxes                                  $  9,840
                                                                 ========

CORPORATE TECHNOLOGY INFORMATION SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


     The net deferred tax assets and liabilities as of March 31, 1999 were comprised of the following:

     Deferred tax assets:
        Deferred revenue                                             $  724,739
        Deferred compensation expense related to equity awards          121,332
        Net operating loss carryforwards                                527,493
        Investment tax credits                                            6,105
        Other                                                            12,030
                                                                     ----------
        Gross deferred tax assets                                     1,391,699
     Valuation allowance                                             (1,374,645)
                                                                     ----------
        Total deferred tax assets                                        17,054
                                                                     ----------
     Deferred tax liabilities:
        Capitalized inventory costs                                     (16,444)
        Property and equipment related                                     (610)
                                                                     ----------
        Total deferred tax liabilities                                  (17,054)
                                                                     ----------
     Net deferred tax asset                                          $       --
                                                                     ==========


     For income tax purposes, CTI has $1,310,000 of net operating loss carryforwards expiring at various dates through 2018. Realization of these deferred tax benefits is dependent on generating sufficient taxable income in the future. Due to the uncertainty of realization of these tax benefits, CTI has provided a valuation allowance for the full amount of its net deferred tax assets. Under the Internal Revenue Code, certain substantial changes in CTI's ownership will limit the amount of net operating loss and tax credit carryforwards that can be utilized in any one year to offset future taxable income or tax liability.

8.   RETIREMENT PLANS

     CTI has a profit sharing 401(k) salary reduction plan with employer matching provisions covering substantially all of its employees. CTI's contribution to the 401 (k) plan is determined annually at the discretion of the Board of Directors. CTI's contribution totaled $12,176 for the year ended March 31, 1999.

CORPORATE TECHNOLOGY INFORMATION SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


9.   COMMITMENTS

     CTI leases office facilities under an operating lease which expires in June 2001. In addition to base rent, CTI is responsible to pay its proportionate share of real estate tax and operating costs as specified in the agreement. The operating lease also provides for annual base rent increases. Rent expense was $203,725 for the year ended March 31, 1999. Future minimum lease payments under all noncancellable operating leases as of March 31, 1999 were as follows:

     Fiscal year ended March 31,
     2000                                                        $204,491
     2001                                                         208,531
     2002                                                          52,259
                                                                 --------
                                                                 $465,281
                                                                 ========


10.  SUBSEQUENT EVENT

     On September 8, 1999, CTI entered into an Agreement and Plan of Merger to sell CTI's outstanding common stock for $7.6 million, including the assumption of liabilities as of September 30, 1999. The merger was completed on October 1, 1999.

(b)  Pro Forma Financial Information


                      ONESOURCE INFORMATION SERVICES, INC.
              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

       The following unaudited pro forma condensed financial information gives effect to the acquisition of Corporate Technology Information Services, Inc. ("CTI") by OneSource Information Services, Inc. ("OneSource") in a transaction to be accounted for as a purchase in accordance with APB Opinion No. 16 (the "Acquisition"). Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their fair values at the date of the Acquisition. Estimates of the fair values of the assets and liabilities of CTI have been combined with the recorded values of the assets and liabilities of OneSource in the unaudited pro forma condensed balance sheet as of September 30, 1999.

       The unaudited pro forma condensed balance sheet has been prepared to reflect the Acquisition as if it occurred on September 30, 1999. The unaudited pro forma condensed statements of operations reflect the results of operations of OneSource and CTI for the year ended December 31, 1998 and the nine months ended September 30, 1999 as if the Acquisition occurred on January 1, 1998 and January 1, 1999, respectively.

       The unaudited pro forma condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had OneSource and CTI been a combined company during the specified periods. The unaudited pro forma condensed financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of OneSource, included in its Registration Statement on Form S-1, as amended, as filed with the Securities and Exchange Commission on March 3, 1999 and its quarterly report Form 10-Q for the nine months ended September 30, 1999 and the historical financial statements of CTI included elsewhere in this Form 8-K/A.

                      ONESOURCE INFORMATION SERVICES, INC.
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                       (In thousands, except share data)


                                                                   OneSource        CTI
                                                                  September 30,  September 30,
                                                                      1999          1999        Adjustments   Pro Forma
                                                                  ------------   ------------   -----------   ---------
                Assets
Current assets:
    Cash and cash equivalents ...................................   $14,665         $   46       $   --        $14,711
    Deposit for subsequent acquisition ..........................     7,610             --       (7,610)(A)         --
    Accounts receivable, net ....................................     6,212            562           --          6,774
    Deferred subscription costs .................................     5,972             --         (249)(E)      5,723
    Inventory ...................................................        --             43           --             43
    Prepaid expenses and other current assets ...................       219             51            4 (A)        174
                                                                                                   (100)(D)
                                                                    -------         ------       ------        -------
       Total current assets .....................................    34,678            702       (7,955)        27,425
Property and equipment, net .....................................     2,749            326           --          3,075
Other assets ....................................................     1,033             --           --          1,033
Intangible assets ...............................................        --             --        7,606 (A)      9,582
                                                                                                    232 (B)
                                                                                                  1,436 (C)
                                                                                                    204 (D)
                                                                                                    104 (E)
                                                                    -------         ------       ------        -------
         Total assets ...........................................   $38,460         $1,028       $1,627        $41,115
                                                                    =======         ======       ======        =======
           Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
    Current portion of capital lease obligations ................   $   285         $   75       $   --        $   360
    Line of credit ..............................................        --            341           --            341
    Accounts payable and accrued expenses .......................     4,397            219          232 (B)      4,952
                                                                                                    104 (D)
    Accrued royalties ...........................................     4,192             --         (145)(E)      4,047
    Deferred revenues ...........................................    15,448          1,728           --         17,176
                                                                    -------         ------       ------        -------
       Total current liabilities ................................    24,322          2,363          191         26,876
Capital lease obligations and long-term debt ....................        59            101           --            160
                                                                    -------         ------       ------        -------
         Total liabilities ......................................    24,381          2,464          191         27,036
                                                                    -------         ------       ------        -------
Stockholders' equity (deficit):
    Common stock ................................................       100             28          (28)(C)        100
    Additional paid-in capital ..................................    28,246          2,242       (2,242)(C)     28,246
    Unearned compensation .......................................      (399)            --           --           (399)
    Accumulated deficit .........................................   (13,736)        (3,706)       3,706 (C)    (13,736)
    Accumulated other comprehensive loss ........................      (132)            --           --           (132)
                                                                    -------         ------       ------        -------
         Total stockholders' equity (deficit) ...................    14,079         (1,436)       1,436         14,079
                                                                    -------         ------       ------        -------
         Total liabilities and stockholders' equity (deficit) ...   $38,460         $1,028       $1,627        $41,115
                                                                    =======         ======       ======        =======


     See accompanying notes to the unaudited pro forma condensed financial information.

                      ONESOURCE INFORMATION SERVICES, INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                 (In thousands, except share and per share data)

                                                                OneSource          CTI
                                                               Year ended        Year ended
                                                            December 31, 1998   March 31, 1999   Adjustments      Pro Forma
                                                            -----------------   --------------   -----------      ---------

Revenues ...................................................   $    30,428          $5,162        $  (487)(E)    $    35,103

Cost of revenues ...........................................        13,655           1,000           (428)(E)         14,227
                                                               -----------          ------        -------        -----------
Gross profit ...............................................        16,773           4,162            (59)            20,876
                                                               -----------          ------        -------        -----------
Operating expenses:
    Selling and marketing ..................................        11,577           1,880                            13,457
    Platform and product development .......................         6,313             592                             6,905
    General and administrative .............................         3,847           1,763                             5,610
    Amortization of Intangibles ............................            --              --          1,446 (F)          1,446
                                                               -----------          ------        -------        -----------
       Total operating expenses ............................        21,737           4,235          1,446             27,418
                                                               -----------          ------        -------        ------------
       Loss from operations ................................        (4,964)            (73)        (1,505)            (6,542)
Interest expense, net ......................................          (595)           (127)          (574)(G)         (1,296)
Gain on sale of product line ...............................        12,797              --             --             12,797
                                                               -----------          ------        -------        -----------
       Income (loss) before income taxes ...................         7,238            (200)        (2,079)             4,959
Provision for income taxes .................................           250              10             --                260
                                                               -----------          ------        -------        -----------
       Net income (loss) ...................................         6,988            (210)        (2,079)             4,699
Less: income attributable to Class P common stock ..........         1,367              --           (228)             1,139
                                                               -----------          ------        -------        -----------
       Net income (loss) attributable to common stock ......   $     5,621          $ (210)       $(1,851)       $     3,560
                                                               ===========          ======        =======        ===========
Class P common stock:
    Basic and diluted earnings per share ...................   $      1.91                                       $      1.59
    Weighted average Class P common shares outstanding .....       717,541                                           717,541
Common stock:
    Basic earnings per share ...............................   $      0.85                                       $      0.54
    Diluted earnings per share .............................   $      0.59                                       $      0.37
    Weighted average common shares outstanding:
       Basic ...............................................     6,640,834                                         6,640,834
       Diluted .............................................     9,563,151                                         9,563,151
Pro forma earnings per share:
    Basic ..................................................   $      O.92                                       $      0.62
    Diluted ................................................   $      0.66                                       $      0.45
    Weighted average common shares outstanding:
       Basic ...............................................     7,620,172                                         7,620,172
       Diluted .............................................    10,542,489                                        10,542,489




     See accompanying notes to the unaudited pro forma condensed financial information.

                      ONESOURCE INFORMATION SERVICES, INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                 (In thousands, except share and per share data)


                                                       OneSource              CTI
                                                    Nine months ended   Nine months ended
                                                    September 30, 1999  September 30, 1999   Adjustments    Pro Forma
                                                    ------------------  ------------------   -----------    ---------

Revenues ..........................................   $   25,241               $4,434        $  (450)(E)   $   29,225

Cost of revenues ..................................       10,805                  718           (346)(E)       11,177
                                                      ----------               ------        -------       ----------
Gross profit ......................................       14,436                3,716           (104)          18,048
                                                      ----------               ------        -------       ----------
Operating expenses:
    Selling and marketing .........................        9,205                1,674                          10,879
    Platform and product development ..............        5,739                  452                           6,191
    General and administrative ....................        4,185                1,647                           5,832
    Amortization of Intangibles ...................           --                   --          1,085 (F)        1,085
                                                      ----------               ------        -------       ----------
        Total operating expenses ..................       19,129                3,773          1,085           23,987
                                                      ----------               ------        -------       ----------
        Loss from operations ......................       (4,693)                 (57)        (1,189)          (5,939)
Interest expense, net .............................          (99)                 (75)          (285)(G)         (459)
Other income ......................................        1,500                   --             --            1,500
                                                      ----------               ------        -------       ----------
        Loss before income taxes ..................       (3,292)                (132)        (1,474)          (4,898)
Provision for income taxes ........................           --                  (31)            --              (31)
                                                      ----------               ------        -------       ----------
        Net loss ..................................   $   (3,292)               $(101)       $(1,474)      $   (4,867)
                                                      ==========               ======        =======       ==========
Common stock:
    Basic and diluted earnings per share ..........   $    (0.39)                                          $    (0.58)
    Weighted average common shares outstanding:
        Basic and diluted .........................    8,340,049                                            8,340,049
Pro forma earnings per share:
    Basic and diluted .............................   $    (0.37)                                          $    (0.55)
    Weighted average common shares outstanding:
        Basic and diluted .........................    8,845,204                                            8,845,204





     See accompanying notes to the unaudited pro forma condensed financial information.

                      ONESOURCE INFORMATION SERVICES, INC.
          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


BASIS OF PRESENTATION:

       On October 1, 1999, OneSource Information Services, Inc. ("OneSource") acquired Corporate Technology Information Services, Inc. ("CTI"), a Delaware corporation located in Woburn, Massachusetts. CTI is a provider of high technology company profiles with a focus on emerging private companies. Pursuant to the terms of an Agreement and Plan of Merger, the consideration paid by OneSource was $7.6 million in cash. A portion of the cash consideration is being held in escrow to be released in accordance with the Agreement and Plan of Merger and an Escrow Agreement. For financial statement purposes, this acquisition was accounted for as a purchase and; accordingly, the results of operations of CTI subsequent to September 30, 1999, will be included in OneSource's consolidated statements of operations.

Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated values at October 1, 1999, the date of the acquisition. Estimates of the fair values of the assets and liabilities of CTI have been combined with the recorded values of the assets and liabilities of OneSource in the unaudited pro forma condensed financial information.

The following summarizes the purchase accounting by OneSource Information Services, Inc. to record the Acquisition, including the fair value of the assets acquired and liabilities assumed and the excess of the acquisition price over the fair value of the assets acquired and liabilities assumed. The book value of tangible assets acquired and liabilities assumed approximate their fair value.

        Cash purchase price                                        $ 7,606
        Fair value of liabilities assumed                            2,464
        Cash to be paid for unvested stock options                     232
        Acquisition related expenses of OneSource                      204
        Elimination of intercompany accounts                           104
                                                                   -------
                                                                   $10,610
                                                                   =======


The purchase price is allocated to the tangible and intangible assets acquired based on their fair values as follows:

        Net tangible assets                                        $ 1,028
        Trademark                                                      145
        Subscriber list                                              1,150
        Database                                                       986
        Non-compete agreement                                          400
        Goodwill                                                     6,901
                                                                   -------
                                                                   $10,610
                                                                   =======

The following describes the pro forma adjustments in the accompanying unaudited pro forma condensed financial information:

(A)   To record the cash consideration exchanged in the Acquisition.

(B)   To record liability for cash to be paid for unvested stock options of CTI.

(C)   To eliminate the historical stockholders' deficit of CTI.

(D)   To record OneSource's acquisition related costs.

(E) To eliminate intercompany transactions and balances between OneSource and CTI.

(F) To record amortization of intangible assets over useful lives of three to seven years.

(G) To eliminate interest income associated with the funds used for acquisition of CTI.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   OneSource Information Services, Inc.


Date: December 13, 1999            By: /s/ Roy D. Landon
      --------------------             ---------------------------------------
                                       Roy D. Landon
                                       Vice President, Chief Financial Officer
                                       (Principal Financial Officer)

                                 EXHIBIT INDEX

Exhibit
Index

2.1* Agreement and Plan of Merger among OneSource Information Services, Inc. and Corporate Technology Information Services, Inc. dated September 8, 1999.

2.2* Escrow Agreement dated September 8, 1999 by and among the Registrant, Corporate Technology Information Services, Inc., Andrew Campbell and Citizens Bank of Massachusetts.

23.1    Consent of PricewaterhouseCoopers LLP

27.1    Financial Data Schedule

99.1*   Press release of the registrant dated September 9, 1999.

99.2*   Press release of the registrant dated October 1, 1999.

* previously filed








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